Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT VIRT - Q2 2015 Virtu Financial Inc Earnings Call EVENT DATE/TIME: AUGUST 05, 2015 / 12:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call CORPORATE PARTICIPANTS Andrew Smith Virtu Financial - IR Douglas Cifu Virtu Financial - CEO Joseph Molluso Virtu Financial - CFO CONFERENCE CALL PARTICIPANTS Rick Repetto Sandler O'Neill - Analyst Ken Worthington JP Morgan - Analyst Alexander Blostein Goldman Sachs - Analyst Chris Allen Evercore - Analyst Ryan Bailey Citi - Analyst Ashley Serrao Credit Suisse - Analyst Justin Hughes Philadelphia Financial - Analyst Ian Johnson Prudential - Analyst PRESENTATION Operator Good day, ladies and gentlemen, and welcome to Virtu Financial 2015 Second Quarter Results Conference Call. (Operator Instructions). As a reminder, this call is being recorded. I would now like to introduce your host for today's conference, Andrew Smith, Head of Investor Relations. Please go ahead. Andrew Smith - Virtu Financial - IR Thank you, Daniel. Good morning. As you now, our second quarter results were released this morning and are available on our website. Today's call may include forward-looking statements which represent Virtu's current belief regarding future events and are therefore subject to risks, assumptions, and uncertainties which may be outside the Company's control. Our actual results and financial condition may differ materially from what is indicated in these forward-looking statements. It's important to note that any forward-looking statements made on this call are based upon information presently available to the Company and we do not undertake to update or revise any forward-looking statements as new information becomes available. We refer you to the disclaimers in our press release, and encourage you to review the description of risk factors contained in our final S-1 registration statement. In addition to GAAP results, we may refer to certain non-GAAP measures including adjusted net trading income, adjusted net income, adjusted EBITDA, and adjusted EBITDA margin. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call We believe these non-GAAP measures are more reflective of our operations and core business performance. You'll find a reconciliation of these non-GAAP measures to the equivalent GAAP term in the earnings materials with an explanation of why we deem this information to be meaningful as well as how management uses these measures. When used on this call, adjusted net trading income refers to our trading income net of all interest and dividend income and expenses, and all brokerage and clearing exchange rebates and/or fees. Speaking and answering your questions today are Mr. Douglas Cifu, our Chief Executive Officer; and Mr. Joseph Molluso, our Chief Financial Officer. They will begin with prepared remarks and then take your questions. I would now like to turn the call over to Doug. Douglas Cifu - Virtu Financial - CEO Great, thanks very much, Andrew. Good morning and thank you everybody for joining our call this morning. As you are aware, Virtu reported second quarter results earlier today. We are pleased with our overall performance in the second quarter. While the second quarter was marked by a less favorable volume environment than what we experienced in the first quarter of 2015, the geographic and asset class diversification of Virtu enable us to generate approximately $106 million of adjusted net trading income during the quarter. Unlike the first quarter we did not benefit from periods of sustained increases in volume or volatility that we enjoyed in January and February of this year with the exception being the events in Greece which only impacted volumes and volatility for the last several trading days of the second quarter, and primarily only in the currency market. Despite system challenging volume environment, we continue to perform well. I'm particularly proud of our performance and progress in Europe and in Asia which I will go into in more detail later. During the second quarter we continue to benefit from our scale, and our global fixed cost platform which allowed us to achieve approximately 68% adjusted EBITDA margins during the quarter. As noted in our press release, consistent with our practices since the inception of Virtu, we are returning excess capital to our owners. Our Board of Directors has declared a $0.24 per share dividend which is payable on September 15, 2015, to shareholders of record as of September 1st. As we described in the recent roadshow for our initial public offering and the prospective, we understand that we manage Virtu for the benefit of our owners and a comprehensive capital return policy will remain the hallmark of this firm going forward. Our firm wide adjusted net trading income of $105.9 million exceeded the second quarter 2014 by 12%, and our first half of 2015 adjusted net trading income of $254.3 million, 27% ahead of the first half of 2014. These year-over-year improvements reflect a more favorable overall volume and volatility environment in the first half of this year versus last year. We did experience a slowdown in our adjusted net trading income from our global currencies business in the second quarter relatively to the first quarter, which as you know included outsides volume and volatility due to the Swiss National Bank depegging event in January 2015. In addition, although the semi futures volumes in FX were up significantly for the second quarter 2015 versus 2014, spot FX volumes or venues that disclose monthly volumes are hotspot, EBS, fast match and others. We're up in the same period from low single digital to low teens, significantly lower than the increase as posted by the CMA. Overall, our FX business has grown nicely, we now trade over 80 currency peers and looking at our FX business relatively to the second quarter of 2014 we were essentially flat but we saw more consistent daily results this quarter as certain market making opportunities in the global FX market that were available to us in 2014 were not present in the second quarter of 2015. As a result, I view our results as representing a consistent and diversified business generating high margin returns in a more normalized volume and volatility environment than we saw in the first quarter. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call As I just noted compared to the first quarter of 2015, the second quarter volume environment was challenging, consolidation US equity volumes compared to Q1 were down 8%, EU equity volumes were down by 10%, energy volumes on the CMA were down 19%, and future contracts on the CMA were down 5%. While it is not our business to predict volume levels, we remain encouraged that despite the slowdown in the second quarter, for the first half of 2015 overall volumes are up as compared to 2014. We are also encouraged by the increase in volumes, particularly in US and European equities in July, although it is still early in our third quarter. In addition, our diversified model allows us to benefit from periodic spikes in market volumes and volatility, be it local or global, which tend to increase demand for our services. During the second quarter of 2015, increased volumes and volatility from the Greek crisis regarding Greece's continued participation in the Euro, significantly only impacted the last two or three days of the trading in the quarter. As a result volatility during the second quarter remained largely muted with an average mix of under 14 for the quarter. While we do not discuss specific market share and market capture statistics, in the second quarter we also saw improvements in our execution quality in various global markets, and in particular, in our European equities business where we are seeing more demand for our fully electronic market making services for ETP products throughout Europe. As a result, we saw European daily equity adjusted net trading income grow 26% from $170,000 per day to $215,000 per day from the second quarter of 2014. We continue to believe that we are extremely well positioned for the growing trend of electronification of execution of ETP products throughout Europe. We also see a similar opportunity in Asia, primarily in Japan and in Hong Kong. We view these markets as significant opportunities for Virtu given our experience in scale, advantages in electronic transparent and competitive US ETP markets. We continue to believe that the strength of the firm is our broad diversification and significant operating scale. Our prices are now distributed in over 225 marketplaces in 35 countries. As an example of the diverse nature of our business, the greatest contribution to adjusted net trading income in the second quarter was from our global commodities category which contributed 26.1% of adjusted net trading income. In the first quarter this year, global currencies at 28.4% was the biggest contributor, and throughout the four quarters of 2014 global commodities, Americas equities in the second and third quarters, and global currencies in the fourth quarter contributed the most adjusted net trading income. This rotation of our top categories highlights the diversification of our adjusted net trading income and allows us to capture adjusted net trading income from various diversified sources, even in challenging environments. I also wanted to provide an update on our progress in entering our 35th country, China. In the second quarter we entered into an agreement with a local partner that has allowed us to enter the Chinese market and begin providing liquidity on a very limited basis. This agreement is the first step in what we view as a very long process. While we are certainly cognizant of the recent market volatility in China and the regulatory scrutiny being placed on electronic trading by the local regulator, long term we view China as an established capital market with volumes comparable to the largest markets in which we operate. We have not realized any meaningfully adjusted net trading income yet from our operations in China, though as China's market and market structure, we believe that the market making opportunity for Virtu will continue to grow. The outlook for our business for the remainder of the year in the longer term remains positive. The second quarter demonstrated the consistency of our model, even in challenging volume environments and we have seen positive momentum as a result in the third quarter so far. Now we'll turn the call over to our Chief Financial Officer, Joseph Molluso, to review the financial results in more detail. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Joe? Joseph Molluso - Virtu Financial - CFO Okay. Thanks, Doug. I'll review a summary of our results and point out some financial highlights before we open it up to Q&A. First, I'd like to offer a few words on the format of our financial presentation and sort through some of the various definitions. The financial statements and other GAAP related disclosures contained in our press release and in our 10-Q include the results of Virtu Financial Inc. which is the public company, and those of Virtu Financial LLC in which Virtu Financial Inc. became the managing member and owner of 24.8% of the outstanding membership interest rate Virtu Financial LLC in a series of reorganization transactions that were completed on April 15, 2015 in connection with our IPO. As a consequence, the GAAP earnings per share information reported for this quarter reflects only the net income available for common shareholders for the period from April 16, 2015, through June 30, 2015. Consistent with the financial presentation in our S-1 registration statement and first quarter results, we provide non-GAAP financial information to supplement our presentation which stationed to account results for the entire second quarter despite the fact that our IPO occurred in April. With regards to the second quarter results, our total adjusted net trading income for the second quarter was $105.9 million. Adjusted net trading income was up versus the second quarter of last year in all categories except options, swift income and other. Overall, our adjusted net trading income was up 12% versus the prior year. Our average daily adjusted net trading income was $1.68 million per day. Most selective benchmark volume we track were also up versus the second quarter of last year. These include US equity ADV, up about 5%, EU equity ADV up about 14%, stock exchange equity ADV up about 16%, CME ADV energy contracts up about 22%, CME average daily FX contracts up about 42%. Relative to the selected benchmarks we outperformed in European and APAC equities and global commodities and underperformed in America's equities, global currencies, and options fixed income and other. A word about our FX benchmark. The market volume benchmarks available or imperfect proxies for our six market making categories, particularly in market with large OTC volumes such as global currencies. As we have mentioned in the past, these selected benchmarks or guidelines that are somewhat correlated to our adjusted net trading income performance. As you know we recently posted supplemental financial information to our website which includes the quarterly historical results for 2014 which demonstrate performance versus these selected benchmarks. In any given quarter, our results versus these benchmarks maybe better or worse depending on a number of factors. Our GAAP net income before attribution to non-controlling interest was $7.6 million. This result was impacted by onetime non-cash charge of $44 million related to broad-based equity awards granted in the four years prior to our IPO to approximately 30% of our employees. Excluding the effect of this onetime charges as well as stock-based compensation, including stock-based compensation related options grant IPO, our adjusted net income for the quarter was $55.9 million, up 27% from Q2 2014. Our adjusted EBITDA which again excludes the impact of the non-cash charge of $44 million was $73.3 million for the quarter, up 27% from Q2 2014. On the expense side, we continue to be vigilant managing expenses. Core expenses include communications and data processing, employee compensation and operations that are administrative. Taken together, these three categories which exclude adjusted net trading income related expenses, interest expense on term loan, onetime depreciation and amortization was down 2.1% this quarter. We are very proud and particular how our communications and data processing expenses compare to our competitors, especially given the fact that we are connected to approximately 225 markets globally. Employee compensation is down 12% for the quarter compared to the second quarter of last year. June year-to-date our employee compensation expense is 16% of our net revenues versus 19% in the first half of 2014. Depreciation and amortization expenses were up for the quarter year-to-date owing to some accelerated CapEx from the first half of the year which we do not expect to continue. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Our margins remain strong in the second quarter with adjusted net income margins and adjusted EBITDA margins at 51.4% and 67.5% respectively versus 45.2% and 59.5% respectively in the prior quarters. Finally, looking at our company as a fully tax C-Corp with all of the shares converted to the public company, our fully taxed adjusted net income would have been $37.3 million, or $0.27 per share assuming all 138.7 million shares outstanding. Now I will turn the call back to the moderator to begin Q&A. QUESTIONS AND ANSWERS Operator Thank you. (Operator Instructions) And our first question comes from Rick Repetto from Sandler O'Neill. Your line is now open, please go ahead. Rick Repetto - Sandler O'Neill - Analyst Yes, good morning, Doug, Good morning, Joe. Douglas Cifu - Virtu Financial - CEO Good morning, Rich. Joseph Molluso - Virtu Financial - CFO Good morning, Rich. Rick Repetto - Sandler O'Neill - Analyst I guess the first question is on July's robustness and you did go through some metrics but --and you talked about US equities being up, but energy is up, the VIX is up slightly. So I guess the question is July, if you looked at it, to be a little bit more specific, would the run rate be above 2Q in that adjusted net trading income? Douglas Cifu - Virtu Financial - CEO Thanks, Rich, good question. I mean, US equities was up 6% and that's obviously a leading indicator of how we're doing around the world. Europe was actually slightly down but we performed better in July in Europe than we did in the second quarter. So, it's early, it's only --21 of the 60 odd trading days in the quarter but the fact that US equity volumes were about 6.7 billion shares a day as compared to 6.3 billion on average for 2015. This is certainly positive for the firm, so the run rate for July was higher than the average run rate for the second quarter but obviously --August, you can have some slowness, when everyone goes after the half since everything else is in their last week or so of August. It will be interesting this year Rich because Labor Day is late, and school started earlier to see if the last week in August we may see some incremental trading activity. So, you know I'm an optimist by nature so I'm excited about the third quarter. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Rick Repetto - Sandler O'Neill - Analyst Great. And I guess my one follow-up would be on the expense, Joe, like especially the comp because you're running at about 16% in the first half but it vary dramatically between 1Q and 2Q. So just some color on what would be a reasonable comp ratio in the back half of '15? Joseph Molluso - Virtu Financial - CFO Yes, I mean --Rich, I think looking it at June 30 year-to-date percentage is probably the best way to look at it. A strength of our business model is that our comp accrual isn't based on a strict percentage of net revenues, right, so that's straight --what that mean is earlier in the year we have left those abilities on individual performance and it's more subjective. So first quarter we have least visibility, second quarter we have little bit more, and in third and fourth quarter we obviously get sharper than what the accrual is. I think if you look at June 30 comp in the revenues, that's probably the best guideline going forward. Rick Repetto - Sandler O'Neill - Analyst Got it, thanks. And I'll obey the rules, and that will be it. Thank you. Douglas Cifu - Virtu Financial - CEO Alright Rich, thanks for being a rule follower. Rick Repetto - Sandler O'Neill - Analyst Good soldier. Douglas Cifu - Virtu Financial - CEO Thanks, buddy. Operator Thank you. And our next question comes from Ken Worthington from JP Morgan. Your line is now open, please go ahead. Ken Worthington - JP Morgan - Analyst Hi, good morning. In terms of China, I don't think you mentioned it but what type of firm are you partnering with, is it a bank or broker or data provider, like, what sort of angle are you taking? And then --again, I don't think you mentioned this but what asset classes are you starting with --is it just equities? And does this existing partner allow you to hook up with various other exchanges or do you need to expand your relationships to others to break into other areas? Douglas Cifu - Virtu Financial - CEO Great question, thanks Ken. The local partner that we've chosen is a well-known bank brokerage house. I should thank and point out relationship again, as I do on every call with Tomasic [ph], very significant shareholder, who they are, if I'm a Singapore investment arm, they took myself and one of our partners in Asia and to Hong Kong, meet a bunch of people and this was the partner that they directed us to. They multi-asset class, 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call multi-functional firm, and not surprisingly we are starting with our core strength which is really the commodities segment but this relationship allows us to make markets across all of the future exchanges and the equity exchange in Greater China. So we intend to do that. Again, it's early stage, the results are positive thus far, it's not dissimilar to our entry into other market places, obviously we're very cognizant of the macro factors and the geopolitical issues going on in the country but it's we're two business as usual, we're not opening up an office. We're putting booths on the ground, it's gearing the data center and strict compliance with all the regulatory standards in the marketplace. So if you look at the volumes overall, particularly in the commodity space there and --we're excited about it but it's going to be a number of chores before we see any meaningful contribution to adjusted net trading income. Ken Worthington - JP Morgan - Analyst Okay, great. And then just to help us view better understand your business, how much better were the last couple of days of the month when currency markets for example started to get more active with Greece, then either the low point during the quarter or maybe like the average during the quarter. Again, I'm just trying to get a sense of when times are particularly good, how much better are they than the average? And when times are bad, how much worse are they than the average? Like any kind of sense would be helpful. Douglas Cifu - Virtu Financial - CEO Well, I mean if you look at famous histogram from our IPO which I will never talk about again except for this one exception which I will talk about it. You can see some of the days on the right hand side of the SKU if you will and those are generally results of significant volatility days. So I'm not suggesting that the results are always 3X if you will, our typical day, but --it really depends upon, I'm not trying to avoid the question, it really depends upon what the event is, if you have something like the Swiss National Bank depegging, that affects a multitude of asset classes, and so therefore you can really see the volatility rip off through. So in that instance you will have like a 3X average, adjusted net trading income for particular trading day. The Euro --the Greek crisis was a little more sort of built in, if you will, I think people were expecting some level of volatility so I'm not suggesting it was a yawn, at that point it was not. So on June 29th and 30th I just looked at a couple of days here, the US equities volume was 7.6 billion shares per day as compared to an average of 6.4 billion shares. So it was an uptick but it wasn't like we blew out, we're trading 10 billion to 11 billion shares a day. So it's helpful, but I think in this instance it was really limited to those last two trading days in June. It didn't make up for a 59 or 60 days of --what I would call normalized volumes volatility throughout our golden markets. Ken Worthington - JP Morgan - Analyst Got it. Great, thank you very much. Douglas Cifu - Virtu Financial - CEO Thanks, Ken. Operator Thank you. And your next question comes from Alex Blostein from Goldman Sachs. Your line is now open, please go ahead. Alexander Blostein - Goldman Sachs - Analyst Great, good morning guys. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Just a follow-up on the --I guess on the global currency business one more time. When we look on a year-over-year basis, obviously both the volumes and volatility, not just kind of your proxy volumes bucket but across some of the other buckets those were definitely better than flattish. So maybe we'll be helpful just kind of flush out a little bit more on, you know, either percentage of days where you guys made money, lost money in currencies together, so a better sensible volatility in that bucket. And I guess, along the same lines, maybe it will be helpful to get an update on some of the organic initiatives you guys are doing in the currency business with streaming directly to dealers and things like that. Douglas Cifu - Virtu Financial - CEO Yes, great question, thank you Alex. Again, I'm not going to talk about days won and lost --again, I'm trying really hard to get away from that histogram but the currencies business was --did just fine relative to the opportunity in the quarter. I think the point I was trying to make in the remarks is that the CME FX volumes unhappily are very inaccurate or inconsistent proxy, if you will, for how we're going to perform. You guys probably know this better than I do in terms of the analyst, what percentage of the volume that we see is really in the spot and the forward market and how we access that. So we just look at what my good friend Chris Continuum reports on Hotspot, Reuters and those guys were up single-digit percentages as compared to the CME which was up significantly larger. So if you look at the overall pie and which we could market mix, I think there was modest increases but not as outside if you will as the CME volumes would indicate. That's the first point I'd make. The second point is that absent for last few days and obviously some of the Balkan in the European, it was really muted volatility in the second quarter, vis-a-vis the FX business, particularly the role period on the CME. And so we did not get the benefits that we saw in the first quarter where you had this exogenous event that really ripple through for 20 to 25 trading days in the first quarter. So, it was a volume environment that was not as pronounced that the CME volumes would indicate, number one. Number two, the volatility during the second quarter, and currency products was just not that interesting. So therefore you see like a baseline level of what I would call normalized results in FX. Second part of your question, in terms of how we're doing and some of the business involvement that we're doing, I mean it continues to we call it the VFX platform, is it the fancy way of saying we're finding incremental ways to distribute our liquidity. I think you are continuing to see evolution in the FX market where the large dealers no longer control a majority of the liquidity and non-traditional liquidity providers like Virtu are not welcome. So we added a number of banks and other counter parties that were either streaming to directly or using [Current X] and EVS Direct which is now a direct streaming platform. And as well, Alex, we're now doing that in metals and in US Treasuries as well where we're providing direct liquidity to counterparties either directly or through the auspices of one of these spot platforms. So I just view that as a continued evolution of the marketplace as I talked about until the last several years, I mean people want to get alternative sources of liquidity, we're happy to partner with the large broker dealers to that, we're happy to do it directly. Our preference is to find incremental distribution outlets for our liquidity, that's our business. We provide one product which is bid in an offer and we need to distribute it through distribution channels, we don't care if those were exchanges, dark pools, banks or others, we want to get our prices out there. So that business model continues to grow. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Alexander Blostein - Goldman Sachs - Analyst Great thanks for the details. Douglas Cifu - Virtu Financial - CEO Thanks for the support, Alex. Operator Thank you. And your next question comes from Chris Allen from Evercore. Your line is now open, please go ahead. Chris Allen - Evercore - Analyst Good morning, guys. Douglas Cifu - Virtu Financial - CEO Good morning, Chris. Chris Allen - Evercore - Analyst Not to beat a dead horse on the FX side, I'm just wondering if there is any competitive pressures in the FX markets that you saw? I think you noted that competition will be picking up a little bit last quarter. Could you kind of put it all together in terms of overall, a little bit bigger VFX growing, so I'm still kind of scratching my head at the year-over-year performance there. Douglas Cifu - Virtu Financial - CEO Yes, it's a good question. I wouldn't chalk it up to competitive pressures, I saw your note this morning where you indicated that might be the case, I'm not concerned about competition, and I'm not concerned that folks are squeezing our margins. Again, I just come back to the fact that if you ask your good buddy, Chris Concannon, what hotspot volumes were quarter-over-quarter, I think they were roughly about 3%. And so that in my view maybe a little bit of a better proxy for where we can market, make a very large participant on hotspot. Our market share on hotspot certainly would be larger than our overall market share would be on the CME. And we continue to have --our rankings on the major platforms continue to be high or if not higher than they were in the first quarter. Chris, I think there was just less opportunity in the second quarter in FX. I mean we saw a tremendous events in the first quarter for FX, last year there were couple of unique situations in FX that we were able to provide liquidity that just no longer exists, that happens in this business. So I'm not thrilled, if you will --our FX business didn't grow to a level that it was consistent with the CME volumes. Obviously, and my job as a CEO is taking you to grow at double-digit. But at the end of the day when you have less volatility, you're going to have smaller spreads, people are little more careful how they get in and out of positions, and at the end of the day that's not a positive thing for market making firm. So, and my guess is the point about our currencies business second quarter, yes, on some level I am but I think I'm not --I don't think there was a result at all of competition, I think we are very well positioned. As I said, we make markets in over 80 different pairs, we're connected to dozens of 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call platforms, we added incremental counterparties during the quarter, and I can see to be very bullish, that's an asset class that will continue to grow Again, you saw the strength of our model, the energy business, the commodities business was up and became our number one category and that's going to happen quarter-to-quarter with this firm. Chris Allen - Evercore - Analyst Got it, that's helpful. And then the other line, this is your smallest bucket options, fixed income and other --I know there is a ton of different moving pieces in asset classes enveloped in there. Just --why don't you give any color on the sequential year of your performance? Douglas Cifu - Virtu Financial - CEO Yes, it is the smallest bucket, we just throw all the little stuff in there that we do which would be fixed income and some options market making. It was just --there was less volatility again in the second quarter, less opportunity for us, nothing really too exciting to report there. Again, we don't ignore it but we've consistently said, we're not a significant options market making firm. There are certain market structure --shall I say market structure advantages that we don't have. And so if and when that becomes a more flat all to all marketplace, one can only dream. I we'll become the more significant market maker, but we just left the opportunity unless volatility in that asset class during the quarter. Chris Allen - Evercore - Analyst Thanks a lot guys. Douglas Cifu - Virtu Financial - CEO Thanks, Chris. Operator Thank you. And your next question comes from Bill Katz from Citi. Your line is now open, please go ahead. Ryan Bailey - Citi - Analyst Hi, this is actually Ryan Bailey filling for Bill. So I had a quick question I guess on --we think about capture issues so we look at volumes by your different assets classes. And then the revenue you generate from that. It seems to have trended downwards recently, I was just wondering if you could give us any insight in this because and then maybe trends going forward? Douglas Cifu - Virtu Financial - CEO Thank you, Ryan. Joe, you want to --are you straightforward to a specific asset class, Ryan? Ryan Bailey - Citi - Analyst It looks like general across asses the buckets from the way we are tracking it. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Joseph Molluso - Virtu Financial - CFO I mean, if you look at quarter-over-quarter, the second quarter, as I said we over performed versus the volumes and EMEA and APAC commodities, we underperformed in currencies, finally underperformed in equities. I think year-to-date we're up versus the opportunities as defined by those particularly imperfect categories. Just looking at changed volume versus changing adjusted net trading income, we're seeing mixed results, and I think as Doug said, we'll see from time to time performance against those benchmarks vary, there could be times when we exceed and there could be times when we're below it. I think we choose those six benchmarks knowing they are imperfect and as we talked about a lot on this call, currencies, we love to be able to look at Rogers and Hotpsot and say that's the defined way to do it or look at CME --futures volumes and say that's the defined way to do it and of course that there really is not defined way. We knew the CME FX future volumes that's a benchmark because it's observable, it's a standardized measure. And that's really why we choose it. Again, I'm looking at the second quarter versus second quarter and year-to-date versus year-to-date, I'm not seeing declines versus our benchmarks across the Board. Douglas Cifu - Virtu Financial - CEO Yes, I mean Ryan, the only other color I would add is --first quarter, obviously, when you had more volatility you're going to see an expansion of our capture rate, that's --just, if you will, just endemic to people willing to pay more bid offer spread to get into that position and certainly, as a general matter of volatility for most of our strategies is a good thing so our capture rate will expand during periods of volatility and volume and that's --you're still on the first quarter. The second quarter, again, I would just describe it as the normalized quarter, the Greek event really did not have a meaningful impact on the quarter, it really happened unhappily with the last few days in June. We were hoping the Greeks and the Germans would start fist and cuffs earlier in May but they didn't. And so therefore we only benefited for a couple of days towards the end of quarter but we can't control those things. Joseph Molluso - Virtu Financial - CFO And I see what you mean, you're sequentially --the performance is down versus --but as Doug mentioned, I mean the first quarter was our record quarter, spreads are going to get wider in periods of increased volatility and that's going to extension awaited on the upside. Ryan Bailey - Citi - Analyst Okay, that was really helpful. And then just one quick follow-up, I was wondering about the dividend, how should we think about that capture ratio going forward? Douglas Cifu - Virtu Financial - CEO You mean the --Ryan Bailey - Citi - Analyst Sorry, not the capture ration, the payout ratio. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Douglas Cifu - Virtu Financial - CEO The payout, I understand what you mean. Joseph Molluso - Virtu Financial - CFO Capture ratio is good for shareholders. Douglas Cifu - Virtu Financial - CEO We said on the roadshow that we would payout 100% of our distributable cash flow, the public company as the --obviously, is entitled to that, you can see our kind of normalized EPS is $0.27, we're paying a $0.24 dividend we set it at a level $0.24 you know that kind of we said it will 70% to 100%. Going forward obviously we're lot closer to 100% in this quarter so that's how you should think about it. If we're in a position where we have excess distributable cash flow we will obviously be shareholders. Operator Thank you. And our next question comes from Ashley Serrao from Credit Suisse. Your line is now open. Please go ahead. Ashley Serrao - Credit Suisse - Analyst I was hoping you just talked about the competitive landscape, there are competitors out there making in-roads into treasuries in the nascent [steps] market, when do you think you will be able to have more meaningful presence there? Douglas Cifu - Virtu Financial - CEO Thank you, Ashley. That is a great question. Obviously, you know, I follow some of the comments from Ken Griffin and what they are doing at Citadel and it's a great a firm and they certainly done some wonderful things out there, DRW as well has both been an active participant in the [steps] market and it's has been instrumental in forming steps. So we remember I think it was 5 or 8 steps right now. We're excited about our participation, we think the interest rate swap market for example actually is going to become somewhat of an [alt to alt] market. It has all the hallmarks of a marketplace, that should become an [alt to alt] open architecture marketplace, you got to commoditize product that can be price if you will relative to the commoditized instruments that trade electronically, essentially clears and spreads right narrow and wide and that it needs to be. So those are the three or four elements that lead to full electronic price discovery of an instrument. Unfortunately that hasn't happened yet and if you look at set volumes they have significant open interest but in terms of all to all execution volumes of the sets that haven't happen and we can't create that momentum. We need the PIMCO, the Blackrocks the large fixed income asset management and the natural liquidity seekers, if you will ,to force that marketplace to become more electronic. So it's going to happen the question is when I don't want to say your guess is as good as mine because I should sound more intelligent than that but I certainly talk to the fixed income buy side folks and it's not their number one priority right now whether that change changes in a non-zero rate environment I think the question is TBD so we remain optimistic that that is the significant growth opportunity for us. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Same thing in the treasuries markets, it's got a lot of scrutiny lately obviously we're cognizant of the report that the US government put out regarding the October 11 dislocation in the marketplace and we monitor that, and obviously we spoke into both fed and treasury and given them our views on that marketplace. But again that's somewhat of a full electronic marketplace right now and with rate increases you will see I think more volumes and more interaction there, again the marketplace spreads were larger than they should be and obviously we participate in broker tech and need speed right now in CME so there is an opportunity for us to grow that marketplace. I'm trying to avoid your question it will be difficult to sit here and say okay, well in the third quarter we are going to have a significant uptick in fixed income I don't think that that's going happen but we have all of the tools in place, we have got the models in place. We know that they will work, we know that we can provide the marketing maintenance services like with our FX business we constrain prices in treasuries and other fixed income instruments directly both here and in the Europe, we're prepared to build a subtick pricing in US treasuries for example they have tighten up the marketplace and so it really comes down when the natural liquidity seeks the large buy side institutions making affirmative effort if you will to really the force marketplace to become more of an all to all electronic marketplace. Ashley Serrao - Credit Suisse - Analyst And then I just want to dig into your 3Q commentary, I'm trying to understand the trade-offs between your growth initiatives and the current volume environment. Is it fair to say that unless you get volatility that drives volumes and bucks some seasonality, 3Q net trading income is trending lower with expectation of equities? Joseph Molluso - Virtu Financial - CFO No, I don't think you can make that broad of a statement. I mean, as Doug said, you know, the US equity volume is up in July, we are seeing good results in energy. I don't think you should make that broader mistake, one of strengths of our model is that we're not kind of subject to the kind of harsh seasonality that may impact just one capital market. It's just too early to say, Ashley. Ashley Serrao - Credit Suisse - Analyst Okay, I just wanted to clarify. Thank you. Douglas Cifu - Virtu Financial - CEO Thanks, buddy. Operator And your next question comes from Justin Hughes from Philadelphia Financial. Your line is open. Please go ahead. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Justin Hughes - Philadelphia Financial - Analyst Good morning, thanks for taking my questions. Actually the majority of my questions have been answered but I just have one question I want to follow-up on, you mentioned expanding more to ETMs in Europe, I was wondering is that going to be on exchange or off exchange because the competitor in that space recently went public and if it's going to be off exchange will you be racking up a sales force to drive that business? Douglas Cifu - Virtu Financial - CEO Justin, thanks. Good morning and very good question. When you said sales force I kind of almost repulsed off the table that's really not --we are --the strength of this firm is that we're an electronic automated firm, so we're pricing today 100s and 100s of ETFs and we trade them all electronically. Obviously we have much stronger business in that in the United States just because there is more electronic penetration. There are firms like the firm you refer to as flow traders and others that have more of a hybrid model, in that they have a sales force. They will go to the buyside of the pension funds in Europe and they will get OTC quotes whether it's streaming or whether it's on phone. That's not our business mode, we're not going to add a bunch of sales force folks here. No that there is anything wrong with that model it's not consistent with our high margin fully automated electronic market making ethos. The reason I'm excited about Europe, I was just there last week I see our market share growing, I see our penetration rate growing. We're able to price 100s and 100s of ETFs in Europe and I see one because of people getting comfortable with price discovery but also electronically but also it's significant too coming into place in January of 2017 as well and some of the capital restraints if you will on the traditional market makers the larger dealers in terms of holding capital against OTC positions. I see a trend of further electronification in ETP price discovery in Europe and Virtu is going to be at the center of that, when there is a open competitive electronic marketplace for price discovery of instruments we generally do very well and so we have added resources internally to grow that market and to grow our market share there and so that is a trend that I'm very excited about. So we have a real ETF market making business in Europe, it's fully electronic, it's less people are involved in that than I've fingers in my left hand and that's how it's going to continue to grow and as goes regulatory trends and price discovery trends continue in Europe, we think we're going to see increased adjusted net trading income in market share for our services. Operator (Operator Instructions) And our next question comes from Ian Johnson from Prudential. Your line is now open. Please go ahead. Ian Johnson - Prudential - Analyst Hi guys, I have a question and I think just touch on a little bit but I'm just trying to understand, I'm trying to understand your model and why it seems that in sort of equity US equity alone when you look at how you guys have performed in the last quarter and in prior that it seems like you guys are actually out performing from vantage. Some of your competitors maybe those who are you know focused on sort of the wholesale retail businesses, but it seems like in terms of holding up and holding strong even when volumes are lower or volatility is lower, through your capture rate everything it seems you guys outperformed. I'm just trying to understand what is it specifically perhaps about your model that enables you to outperform and then just even some of the more challenging marketplaces. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call Douglas Cifu - Virtu Financial - CEO Thank you, Ian. That is a great question. And it is a very observant question. I think one of the hallmarks of this firm when we started you know, [Vinnie Viola], my partner and our Chairman said, you always want to be the inside price and the tightest bid in the offer because we don't customers and we're not going to have customers, we're not going to have the benefits of order flow. And so we have kept, you saw that our headcount hasn't changed since December 1, at December 31 of last year our expenses we have controlled, so we have kept our expenses very manageable so that we can always be the tightest bid, and the tightest offer in the marketplace and monitor our market share. And so really what it is, Ian, is sticking to our knitting trying to be the low cost provider if you will bid on the offer. We know that the bid and the offer and the capture rate is going to flex quarter to quarter and frankly day to day and month to month and we're nimble enough to react to that. We haven't added, we don't have a sales force we don't have a significant management infrastructure, you're talking to everybody other than the 148 people here all have day to day jobs other than myself, I'm the only guy that monitors the whole thing. So it's really sticking to your knitting, being fully automated, keeping your cost structure low and trying to beat the inside price because we're not the inside price, if we're not the low cost provider then we don't get executions because we don't have the benefits of customer order flow or any other structural advantages. So we need to be that low cost provider and we continue to do it. We have done it since we have started the firm, we are going to continue that, we're not going to change our basic focus on being the best bid and the best offer for as long as we possibly can, more than that I can't really comment. Obviously the other firms aren't telling me what they are doing and what their models are like and how they interact but as I've told people we're not faster, smarter or anything else, we don't have any advantages of other people other than the fact that we can control what we can control which is our cost basis of providing that widget the bid and the offering and keeping that as low as consistent as we possibly can. So best answer I can give you and thank you for your support and your question. Operator Thank you. And I'm not showing any further questions at this time. I would now like to turn the call back to Douglas Cifu for any closing remarks. Douglas Cifu - Virtu Financial - CEO Thank you very much operator. We appreciate everybody's questions and their support, we recognize that in a quarter to quarter we're going to see some volatility in our results obviously, we will do our best to try to explain the drivers of our business to our shareholders and to the analyst that have interest in what we do and we look forward to your continuing support and your investments in Virtu. We take it very seriously and we thank you for your time and your attention this morning. Thanks everybody. Operator Ladies and gentlemen thank you for participating in today's conference. This does conclude today's program. You may all disconnect. Everyone have a great day. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 05, 2015 / 12:00PM, VIRT - Q2 2015 Virtu Financial Inc Earnings Call 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved.